As filed with the Securities and Exchange Commission on May 10, 2010.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

GUARANTY BANCORP

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	41-2150446 (IRS Employer Identification Number)

1331 Seventeenth Street, Suite 300
Denver, Colorado 80202
(303) 293-5563
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

GUARANTY BANCORP AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

(Full Title of Plan)

Paul W. Taylor

Executive Vice President, Chief Financial and Operating Officer and Secretary

Guaranty Bancorp

1331 Seventeenth Street, Suite 300

Denver, Colorado 80202

(303) 293-5563

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

The Commission is requested to send copies of all communications to:

Zsolt K. Besskó, Esq.

Jones & Keller, P.C.

5613 DTC Parkway, Suite 970

Greenwood Village, Colorado 80111

Telephone: (303) 376-8422

Facsimile: (303) 376-8439

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Voting Common Stock, par value $0.001 per share	6,000,000	$1.53	$9,180,000	$655

(1)         Estimated pursuant to Rule 457(c) solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of the Registrant’s common stock as reported by the Nasdaq Global Select Stock Market on May 4, 2010.

EXPLANATORY STATEMENT

Pursuant to General Instruction E to Form S-8, this registration statement registers additional securities of the same class as other securities for which a registration statement, also filed on Form S-8 and relating to the Guaranty Bancorp Amended and Restated 2005 Stock Incentive Plan, is effective.  Therefore, this registration statement consists only of the following:  the facing page, the required statement (regarding incorporation by reference) set forth below, the required opinions and consents, the signature page and information that is required in this registration statement that is not in the earlier registration statement.

This registration statement hereby incorporates by reference the contents of Guaranty Bancorp’s earlier registration statement on Form S-8, Registration File No. 333-127456, filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2005.  After giving effect to this filing, an aggregate of 8,500,000 shares of Guaranty Bancorp’s voting common stock, $0.001 par value per share, have been registered for issuance pursuant to the Guaranty Bancorp Amended and Restated 2005 Stock Incentive Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

See the attached Exhibit Index that follows the signature page.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 10, 2010.

GUARANTY BANCORP

By	/s/ Paul W. Taylor
	Name:	Paul W. Taylor
	Title:	Executive Vice President, Chief Financial and Operating Officer and Secretary

Power Of Attorney

Each individual whose signature appears below hereby constitutes and appoints Daniel M. Quinn and Paul W. Taylor, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel M. Quinn	President and Chief Executive Officer (Principal Executive Officer) and Director	May 10, 2010
Daniel M. Quinn

Executive Vice President, Chief Financial and
/s/ Paul W. Taylor	Operating Officer and Secretary	May 10, 2010
Paul W. Taylor	(Principal Financial and Accounting Officer)

/s/ John M. Eggemeyer	Chairman of the Board and Director	May 10, 2010
John M. Eggemeyer

/s/ Edward B. Cordes	Director	May 10, 2010
Edward B. Cordes

/s/ Stephen D. Joyce	Director	May 10, 2010
Stephen D. Joyce

/s/ Gail H. Klapper	Director	May 10, 2010
Gail H. Klapper

/s/ Kathleen Smythe	Director	May 10, 2010
Kathleen Smythe

/s/ Matthew P. Wagner	Director	May 10, 2010
Matthew P. Wagner

/s/ W. Kirk Wycoff	Director	May 10, 2010
W. Kirk Wycoff

/s/ Albert C. Yates	Director	May 10, 2010
Albert C. Yates

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certification of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed on August 12, 2009).*

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Form 8-K filed on May 7, 2008).*

4.3

Amended and Restated 2005 Stock Incentive Plan of the Registrant (filed as Appendix A to the Registrant’s Notice of 2010 Annual Meeting of Stockholders and Proxy Statement on Schedule 14A filed March 29, 2010 and incorporated herein by reference).*

5.1	Opinion of Jones & Keller, P.C. as to the validity of the Voting Common Stock.

23.1	Consent of Crowe Horwath LLP.

23.2	Consent of Jones & Keller, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

* Incorporated by reference.